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Exhibit 23.1

                          CONSENT OF INDEPNDENT ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statement on Form S-8 (File Nos. 333-57577 and 333-34261) of Kendle International Inc. of our report dated February 22, 2000 relating to the financial statements, which appears in the Annual Report to Shareholders, which is incorporated in this Annual Report on Form 10-K.


/s/ PricewaterhouseCoopers LLP



Cincinnati, Ohio
March 30, 2000